                                                                  EXHIBIT (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
ING Equity Trust:

We consent to the use of our report, incorporated here in by reference, dated July 27, 2006, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP


Boston, Massachusetts
January 29, 2007